Exhibit 23(j)(1)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement Nos. 333-101585 and 811-21260 of the CM Advisers Fund (a series of the CM Advisers Family of Funds) of our report dated March 28, 2005, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
June 27, 2005